Consent of Independent Registered Public Accounting Firm

Smart Biometric Technology, Inc.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated November 28, 2023 of Smart Biometric Technology, Inc. relating to our audit of the financial statements, as of December 31, 2022, and for the period from inception on September 12, 2022 through December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

November 28, 2023